UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 13, 2013
Date of Report (Date of earliest event reported)

FRESH START PRIVATE MANAGEMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153381	26-1972677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 N. Tustin Avenue Suite 206 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(714) 541-6100
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Letter of Intent

The Board of Directors of Fresh Start Private Management Inc., a Nevada corporation (the "Company") authorized the execution of a letter of intent dated May 13, 2013 (the "letter of Intent") with Mr. Alberto Botello ("Botello"). The Company is involved in establishing alcohol rehabilitation and treatment centers and has created certain alcohol therapeutic and rehabilitation programs consisting of a Naltrexone implant that is placed under the skin in the lower abdomen coupled with life counseling sessions from specialized counselors. The Naltrexone implant is compounded by Trinity Rx Solutions LLC ("Trinity Rx"). The Company has an exclusive license with Trinity Rx pursuant to which Trinity Rx provides the Company with the Naltrexone implant.

In accordance with the terms and provisions of the Letter of Intent, Botello desires to obtain the right to use and distribute certain therapeutic programs and products which the Company owns or has the rights to and the Company desires to grant to Botello the right to use and distribute certain therapeutic programs and products in the country of Mexico (the "Territory"). In further accordance with the terms and provisions of the Letter of Intent, in consideration for the rights to be granted to Botello and other obligations imposed upon the Company, Botello shall pay to the Company a license fee in the amount still to be determined and an on-going royalty for the Naltrexone implant, which implant shall mean the most current implant used regularly by the Company compounded by Trinity Rx, in the amount still to be determined.

The Letter of Intent is not intended as nor does it constitute a binding agreement or an agreement by either party to enter into a binding agreement. It is intended to specify some of the proposed terms and conditions of the proposed agreement between the Company and Botello. In the event both parties are satisfied with its due diligence, the Company and Botello shall execute a detailed agreement and any other documentation as required.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.01	Letter of Intent dated May 13, 2013 between Fresh Start Private Management Inc. and Alberto Botello.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH START PRIVATE MANAGEMENT INC.

Date: May 29, 2013		/s/ Dr. Jorge Andrade
	Name:	Dr. Jorge Andrade
	Title:	Chief Executive Officer/Secretary

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